Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Papa Medical Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	(1)	457(o)	4,025,000	$4.00	$16,100,000.00	0.0001381	$2,223.41
Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share	(2)	457(o)	287,500	$4.00	$1,150,000.00		$158.81

Total Offering Amounts:							$17,250,000.00		2,382.22
Total Fees Previously Paid:									158.81
Total Fee Offsets:									2,223.41
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. It includes additional Class A common stock that the underwriters have the option to purchase to cover over-allotments, if any.

Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional shares of common stock as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

It includes additional Class A common stock that the underwriters have the option to purchase to cover over-allotments, if any.

Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional shares of common stock as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

By filing the Registration Statement, the Registrant carried forward the securities from a Registration Statement on Form S-1 (File No. 333-283405) (the “Initial Registration Statement”) all of the securities registered in the Initial Registration Statement with the offering amount of US$5,750,000, and registered new securities as described herein.

Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional shares of common stock as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Papa Medical Inc.	(1)	S-1	333-283405	11/22/2024		$2,223.41	Equity	Class A common stock, par value $0.0001 per share		$27,600,000.00	$
Fee Offset Sources	Papa Medical Inc.		S-1	333-283405		11/22/2024							2,223.41

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant is fully offsetting the registration fee of $2,382.23 due under this registration statement, which represents the registration fee previously paid with respect to $27,600,000 of unsold securities (the “Unsold Offset Securities”) previously registered on Form S-1 (File No. 333-283405), as amended (“Original S-1”). Accordingly, no registration fee is due to be paid at this time. The registrant has withdrawn the Original S-1 and is relying on Rule 457(p) to apply the previously paid filing fees as an offset against the filing fee due under this registration statement.